Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information, dated September 21, 2022, and included in this Post-Effective Amendment No. 2,817 to the Registration Statement (Form N-1A, File No. 333-123257) of VanEck ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated June 23, 2022, with respect to the financial statements and financial highlights of VanEck BDC Income ETF, VanEck China Bond ETF, VanEck Emerging Markets High Yield Bond ETF, VanEck Fallen Angel High Yield Bond ETF, VanEck Green Bond ETF, VanEck IG Floating Rate ETF (formerly, VanEck Investment Grade Floating Rate ETF), VanEck International High Yield Bond ETF, VanEck J.P. Morgan EM Local Currency Bond ETF, VanEck Moody's Analytics BBB Corporate Bond ETF, VanEck Moody's Analytics IG Corporate Bond ETF, VanEck Mortgage REIT Income ETF, VanEck Preferred Securities ex Financials ETF, VanEck CEF Muni Income ETF, VanEck High Yield Muni ETF, VanEck HIP Sustainable Muni ETF, VanEck Intermediate Muni ETF, VanEck Long Muni ETF, VanEck Muni Allocation ETF, VanEck Short Muni ETF and VanEck Short High Yield Muni ETF, twenty of the series constituting VanEck ETF Trust, included in their Annual Reports to Shareholders (Form N-CSR) for the fiscal year ended April 30, 2022, our reports dated February 28, 2022, with respect to the financial statements and financial highlights of VanEck Africa Index ETF, VanEck Brazil Small-Cap ETF, VanEck China Growth Leaders ETF, VanEck ChiNext ETF, VanEck Egypt Index ETF, VanEck Indonesia Index ETF, VanEck Israel ETF, VanEck Russia ETF, VanEck Russia Small-Cap ETF, VanEck Vietnam ETF, VanEck Agribusiness ETF, VanEck Future of Food ETF, VanEck Gold Miners ETF, VanEck Green Metals ETF, VanEck Junior Gold Miners ETF, VanEck Low Carbon Energy ETF, VanEck Natural Resources ETF, VanEck Oil Refiners ETF, VanEck Oil Services ETF, VanEck Rare Earth/Strategic Metals ETF, VanEck Steel ETF, VanEck Uranium+Nuclear Energy ETF and VanEck Bitcoin Strategy ETF, twenty three of the series constituting VanEck ETF Trust, included in their Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2021, our report dated March 10, 2022, with respect to the financial statements and financial highlights of VanEck India Growth Leaders ETF, one of the series constituting VanEck ETF Trust, included in its Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, and our reports dated November 19, 2021, with respect to the financial statements and financial highlights of VanEck Biotech ETF, VanEck Digital Transformation ETF, VanEck Energy Income ETF, VanEck Environmental Services ETF, VanEck Gaming ETF, VanEck Inflation Allocation ETF, VanEck Long/Flat Trend ETF, VanEck Morningstar Durable Dividend ETF, VanEck Morningstar Global Wide Moat ETF, VanEck Morningstar International Moat ETF, VanEck Morningstar Wide Moat ETF, VanEck Pharmaceutical ETF, VanEck Retail ETF, VanEck Semiconductor ETF, VanEck Social Sentiment ETF and VanEck Video Gaming and eSports ETF, sixteen of the series constituting VanEck ETF Trust, included in their Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
September 21, 2022